SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

West End Indiana Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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April 19, 2017

Dear Shareholder:

We cordially invite you to attend the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of West End Indiana Bancshares, Inc. Our Annual Meeting will be held at the main office of West End Bank, S.B., located at 34 South 7th Street, Richmond, Indiana 47374 at 10:00 a.m., local time on Wednesday, May 17, 2017.

The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted. Also enclosed for your review is our Annual Report to Shareholders, which contains detailed information concerning our activities and operating performance.

The Annual Meeting is being held so that shareholders may vote upon the election of three directors, the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the year ending December 31, 2017, a proposal to consider and approve a non- binding advisory resolution regarding the compensation of the Company’s named executive officers (“say on pay”) and any other business that properly comes before the Annual Meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

Sincerely,

Timothy R. Frame
President and Chief Executive Officer

WEST END INDIANA BANCSHARES, INC.

34 SOUTH 7TH STREET

RICHMOND, INDIANA 47374

(765) 962-9587

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 17, 2017

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of West End Indiana Bancshares, Inc. (the “Company”) will be held at the main office of West End Bank, S.B., located at 34 South 7th Street, Richmond, Indiana 47374 at 10:00 a.m., local time, on Wednesday, May 17, 2017.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is being held so that shareholders may vote on the following matters:

1.	The election of three directors of West End Indiana Bancshares, Inc.;

2.	The ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

3.	To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 31, 2017 are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE COMPANY’S SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

The Company’s proxy statement and Annual Report to Shareholders are available on www.westendbank.com.

BY ORDER OF THE BOARD OF DIRECTORS

Shelley D. Miller
Corporate Secretary

Richmond, Indiana

April 19, 2017

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

OF

WEST END INDIANA BANCSHARES, INC.

34 SOUTH 7TH STREET

RICHMOND, INDIANA 47374

(765) 962-9587

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 17, 2017

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of West End Indiana Bancshares, Inc. (the “Company”) to be used at the Company’s 2017 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held at main office of West End Bank, S.B., located at 34 South 7th Street, Richmond, Indiana 47374 at 10:00 a.m., local time, on Wednesday, May 17, 2017, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about April 19, 2017.

REVOCATION OF PROXIES

Shareholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Company’s Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” proposals 1, 2 and 3 set forth in this Proxy Statement.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder’s discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof.

Proxies may be revoked by sending written notice of revocation to the Company’s Secretary at the Company’s address shown above, the submission of a later-dated proxy, or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Company’s Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of the Company’s common stock, par value $0.01 per share, as of the close of business on March 31, 2017 (the “Record Date”) are entitled to one vote for each share then held. As of the Record Date, the Company had 1,066,870 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the

Annual Meeting.

In accordance with the provisions of the Company’s Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. The Company’s Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote FOR the election of the nominee proposed by the Board of Directors or to WITHHOLD AUTHORITY to vote for the nominee being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Meeting.

As to the ratification of the Company’s independent registered public accounting firm, the proxy card being provided by the Board of Directors enables a shareholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of the Company’s independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

As to the advisory, non-binding resolution with respect to our executive compensation as described in this Proxy Statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes and proxies marked “ABSTAIN,” is required for the approval of the non-binding resolution. While this vote is required by law, it will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors.

In the event at the time of the Annual Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Proxies solicited hereby will be returned to us and will be tabulated by an Inspector of Election designated by the Company’s Board of Directors.

Participants in the 401(k) Plan and ESOP Plan. If you hold stock of West End Indiana Bancshares, Inc. in the West End Bank Employee Stock Ownership Plan (the “ESOP”) or the West End Bank, S.B. 401(k) Plan (the “401(k) Plan”), you will receive a vote authorization form that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of West End Indiana Bancshares, Inc. common stock held by the ESOP and all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares in the West End Indiana Bancshares Stock Fund credited to his or her account. The trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions is May 15, 2017.

Persons and groups who beneficially own in excess of five percent of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of March 31, 2017, the Record Date, the shares of common stock beneficially owned by the Company’s named executive officers and directors individually, by executive officers and directors as a group, and by each person or group known by us to beneficially own in excess of five percent of the Company’s common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding

Five Percent Shareholders:

West End Bank, S.B. Employee Stock Ownership Plan 34 South 7th Street Richmond, Indiana 47374	108,782		10.20%

FVP Master Fund c/o dms House 20 Genesis Close Grand Cayman,KY1-1108,Cayman Islands	101,396	(2)	9.50%

FJ Capital Management, LLC 1313 Dolley Madison Blvd, Ste 306 McLean, VA 22101	88,713	(3)	8.32%

Directors and Executive Officers: (5)

John P. McBride	35,646		3.34
Timothy R. Frame	27,056		2.54
Michael J. Allen	18,500		1.73
Shaun T. Dingwerth	—		*
Gregory C. Janzow	1,120		*
Craig C. Kinyon	3,750		*
Jennifer L. North	—		*
Robin D. Henry	23,442		2.20
Shelley D. Miller	29,276		2.74

All Directors and Executive Officers as a group (9 persons)	138,790		13.01%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares. The shares set forth above for directors and executive officers include all shares held directly, as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)	Based on an amended Schedule 13G jointly filed on February 14, 2017 by (i) FVP Master Fund, L.P., a Cayman Islands exempted limited partnership (“FVP Master Fund”), (ii) Firefly Value Partners, LP, a Delaware limited partnership (“Firefly Partners”), which serves as the investment manager of FVP Master Fund, (iii) FVP GP, LLC, a Delaware limited liability company (“FVP GP”), which serves as the general partner of FVP Master Fund, (iv) Firefly Management Company GP, LLC, a Delaware limited liability company (“Firefly Management”), which serves as the general partner of Firefly Partners, and (v) Messrs. Ryan Heslop and Ariel Warszawski, the managing members of FVP GP and Firefly Management (all of the foregoing, collectively, “Reporting Persons”). FVP Master Fund is a private investment vehicle formed for the purpose of investing and trading in a wide variety of securities and financial instruments. FVP Master Fund directly owns all of the shares reported in this Statement. Messrs. Heslop and Warszawski, Firefly Partners, Firefly Man agement and FVP GP may be deemed to share with FVP Master Fund voting and dispositive power with respect to such shares. Each Reporting Person disclaims beneficial ownership with respect to any shares other than those owned directly by such Reporting Person.

(3)	Based on an amended Schedule 13G jointly filed on February 14, 2017.
(4)	The business address of each director and executive officer is 34 South 7th Street, Richmond, Indiana 47374.
*	Less than 1%.

PROPOSAL I - ELECTION OF DIRECTORS

The Company’s Board of Directors is comprised of seven members. The Company’s bylaws provide, and the terms of the Company’s Board of Directors are classified so, that approximately one-third of the directors are to be elected annually. The Company’s directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting. The Company’s Nominating Committee has nominated Craig C. Kinyon, Shaun Dingwerth, and Jennifer North to serve as directors for three-year terms. Mr. Kinyon, Mr. Dingwerth, and Mrs. North are current directors of the Company and have agreed to serve as directors, if elected.

The table below sets forth certain information regarding the composition of the Company’s Board of Directors, including the terms of office of each director. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominee identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such other substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.

The Board of Directors recommends a vote “FOR” the nominee listed in this Proxy Statement.

The following table sets forth certain information regarding the Company’s directors.

Name	Age at March 31, 2017	Position	Current Term Expires	Director Since(1)

Nominees

Shaun T. Dingwerth	49	Director	2017	2016

Craig C. Kinyon	57	Director	2017	2011

Jennifer L. North	45	Director	2017	2016

Directors Continuing in Office

John P. McBride	70	Chairman of the Board	2018	2003

Timothy R. Frame	51	Director, President and Chief Executive Officer	2018	2015

Michael J. Allen	72	Director	2019	1996

Gregory C. Janzow	45	Director	2019	2013

(1)	Includes service on the Board of Directors of West End Bank, S.B.

Director Qualifications

In considering and identifying individual candidates for director, our Nominating Committee and our Board of Directors takes into account several factors which they believe are important to the operations of West End Bank, S.B. as a community banking institution. With respect to specific candidates, the Board and Committee assess the specific qualities and experience that such individuals possess, including: (1) overall familiarity and experience with the market areas served by West End Bank, S.B. and the community groups located in such communities; (2) knowledge of the local real estate markets and real estate professionals; (3) contacts with and knowledge of local businesses operating in our market area; (4) professional and educational experience, with particular emphasis on real estate, legal, accounting or financial services; (5) experience with the local governments and agencies and political activities; (6) any adverse regulatory or legal actions involving the individual or entity controlled b y the individual; (7) the integrity, honesty and reputation of the individual; (8) experience or involvement with other local financial services companies and potential conflicts that may develop; (9) the past service with West End Bank, S.B. or its subsidiaries and contributions to their operations; and (10) the independence of the individual. While the Board of Directors and the Committee do not maintain a written policy on diversity which specifies the qualities or factors the Board or Committee must consider when assessing Board members individually or in connection with assessing the overall composition of the Board, the Board and Committee take into account: (1) the effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new Board members; (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition; and (3) the number of independent outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Nominees:

Shaun T. Dingwerth has served as the Executive Director at the Richmond Art Museum in Richmond, Indiana since 2004. He holds a Bachelor of Science degree in Finance from Indiana University. Before becoming the Executive Director, Mr. Dingwerth served as the Director of Operations for five years, and served on the Board of Trustees for three years, of the Richmond Art Museum. In addition, he serves on the board of the Richmond Neighborhood Restoration Inc., the Wayne County Convention and Visitors Bureau board and is the facilitator for the Wayne County Cultural Alliance and Arts Fusion. Mr. Dingwerth’s knowledge of the region and his contacts with community leaders provides the board of directors with insight to the many civic projects and growth efforts being made in our market area.

Craig C. Kinyon is President and Chief Executive Officer of Reid Health, a position he has held since October 2008. Prior to this appointment, from 1995 to 2008, Mr. Kinyon served as Vice President and Chief Financial, Risk Manager and Corporate Compliance Officer of Reid Hospital. Mr. Kinyon is a Certified Public Accountant (inactive) and previously served as the Chief Financial Officer of Fayette Memorial Hospital, Connersville, IN, as Director of Accounting at Lafayette Home Hospital, Lafayette, IN, as Accounting Manager at Montefiore Hospital, Pittsburgh, PA, and as Cost Accountant at Babcock and Wilcox, Beaver Falls, PA. He presently serves on the Reid Health Board, Reid Health Foundation Board and Indiana Chamber of Commerce Board. Mr. Kinyon’s years of experience as a financial manager and a strategic policy maker, including expertise in the principles of modern financial accounting, provides the Board and the Audit Committee of the Board with valuable financial and accounting experience.

Jennifer L. North.is a Certified Public Accountant and has been practicing accounting in Richmond, Indiana for 23 years. She has been a partner at Rodefeld, Kassens & North since 2003 and is the director of the firm’s assurance services group and is responsible for the quality review of all forms of financial statements issued by the firm. In addition, she provides tax compliance services to several of the firm’s corporate, partnership, and individual clients and serves as a consultant to many closely-held businesses. Mrs. North serves as secretary- treasurer for Centerville-Abington Community Schools Building Corporation and treasurer for Indiana Fitworks Gymnastics Booster Club. Ms. North’s expertise and background in accounting matters, internal controls, the application if generally accepted accounting principles, provides the board with valuable insight into accounting issues involving the Company. Ms. North is a native of Richmond, Indiana, a graduate of Richmond High School and Ball State University.

Directors Continuing in Office:

John P. McBride is Chairman of the Board. He was employed with West End Bank, S.B. in 2003, serving as President and Chief Executive Officer from 2003 to 2013 and serving as President/CEO and Chairman of the Board from May 2013 to January 2015. Mr. McBride retired as President and CEO in January of 2015. Mr. McBride has over 30 years of community banking experience as well as 10 years as a small business owner. Mr. McBride is active in civic and charitable organizations including the Reid Health Board, Wayne County Economic Commission, Richmond Art Museum Capital Campaign Committee, Forest Hills Country Club and the Mayor’s Economic Vitality Committee. Mr. McBride is also a Trustee of the Boys and Girls Clubs of Richmond. Mr. McBride has extensive ties to the community that support our business generation.

Timothy R. Frame serves as President and Chief Executive Officer of West End Indiana Bancshares, Inc. and West End Bank, S.B. He has been employed by West End Bank, S.B. since 2003 and was appointed President and Chief Executive Officer in January of 2015. Previous to this appointment, Mr. Frame was the Bank’s Executive Vice President, Chief Operating Officer and Chief Credit Officer. Mr. Frame has over 30 years of experience in the financial services industry and his expertise provides the Board with a perspective on the day to day operations of West End Bank, S.B. and assists the Board in assessing the trends and developments on a local and national basis. Additionally, Mr. Frame is active in civic and charitable organizations serving as Vice Chair of the Economic Development Corporation of Wayne County Indiana, President of the City of Richmond Revolving Loan Fund Board, member of the Indiana University East Board of Advisors, Secretary and Board Member of the Hospital Authority of Richmond, and a member of the Circle U Help Center Board.

Michael J. Allen is Chairman of the Board of Temporary Help Services of Richmond, Inc. dba Manpower of Richmond and is the Sole Proprietor of Manpower Placement Services – Permanent Placement Agency. Mr. Allen’s experience in managing the operations of a business enterprise provides the Board with general business acumen and insight in assessing strategic transactions.

Gregory C. Janzow is Chief Operating Officer at Richmond Baking Company joining the company in 2014. Mr. Janzow served as President of Wayne Dairy Products, Inc. from 2011 to 2014 and was Vice President and General Manager from 2007 to 2011. Mr. Janzow is an active community leader, serving on the boards of the Earlham Community Partnership Council, Reid Health. Mr. Janzow’s experience operating business enterprises and his knowledge of small to medium size businesses in our market area will provide the Board with general business acumen and will assist the Board with strategic decisions affecting our organization.

Executive Officers Who Are Not Directors:

Shelley D. Miller has been employed by West End Bank, S.B. since 2004 and serves as Executive Vice President and Chief Financial Officer. Ms. Miller is also Corporate Secretary. Ms. Miller has over 14 years of experience in the financial services industry. Her responsibilities include the management and supervision of the Finance and Operations Departments and Retail Banking. Ms. Miller directs preparation of budgets, reviews budget proposals, capital planning, ALCO and investment management, regulatory compliance and reporting, oversight of the core processing and retail operation including deposit growth, cost of funds, and branch network. Ms. Miller was the City of Richmond, Indiana’s Controller from 1996 to 2000 and former Mayor from 2000 to 2003. Ms. Miller presently serves on the Board of Directors of the Richmond Symphony Orchestra and as, Secretary-Treasurer, of the Richmond Multi-School Building Corporation.

Robin D. Henry has been employed by West End Bank, S.B. since 2002 and serves as Executive Vice President and Chief Human Resource Officer. Ms. Henry has over 15 years of experience in the financial services industry. Her responsibilities include planning and administering policies relating to all phases of human resources activity. Additionally, she directs the Information Technology and Maintenance Departments and administers specific assignments as Executive Assistant to the President and CEO, Filing Coordinator and Investor Relations Communications. Ms. Henry serves as Treasurer to the Richmond Art Museum, Vice President of the Reid Foundation and board member of Earlham Cemetery.

Meetings and Committees of the Board of Directors

The Company conducts business through meetings of the Company’s Board of Directors and its committees. During the year ended December 31, 2016, the Board of Directors of West End Indiana Bancshares, Inc. held 12 regular meetings, 2 special meetings and one annual meeting. During 2016, the Board of Directors of West End Bank, S.B. had 12 regular meetings, 3 special meetings and one annual meeting. During 2016, no member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he was been a director); and (ii) the total number of meetings held by all committees of the board on which he served (during the periods that he served). The Board of Directors of West End Indiana Bancshares, Inc. has established the following standing committees: the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee. Each of these committees operates under a written charter, which governs their composition, responsibilities and operations.

Board Independence

The Board of Directors has determined that each of our directors, other than Timothy R. Frame, is “independent” pursuant to the definition of “independent” adopted by the Board in January 2015. A copy of the Company’s definition of independence is available under the “Governance Documents” page of our website located at www.westendbank.com. Mr. Frame is not independent because he is an executive officer of the Company. Executive sessions of the independent directors of the board are held on a regular basis.

There were no transactions required to be reported under “Transactions With Certain Related Persons,” below that were considered in determining the independence of the Company’s directors.

Board Leadership Structure

To assure effective and independent oversight of management, the Board of Directors has separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles in management of the Company. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. The Chairman of the Board is an independent, non-management role.

Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand the Company’s risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee will report on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of directors Gregory C. Janzow (Chairman), Michael J. Allen, Craig C. Kinyon, and John P. McBride each of whom is considered “independent” pursuant to the Company’s definition of independence. The Board of Directors has adopted a written charter for the Committee. The Nominating and Corporate Governance Committee charter is posted on the Company website: www.westendbank.com. The Nominating and Corporate Governance Committee met eight times during 2016.

The functions of the Nominating and Corporate Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board regarding committee membership; and.

•	to develop and recommend corporate governance guidelines to the Board of Directors for its approval.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, o r if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities and satisfies the director qualifications standards set forth in the Company’s bylaws;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and the Company’s shareholders; and

•	has the capacity and desire to represent the balanced, best interests of the Company’s shareholders as a group, and not primarily a special interest group or constituency.

In addition, the Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards but eliminates the three year look back provision for former executive officers of the company and, if a nominee is sought for service on the Audit Committee, whether the candidate would satisfy the SEC’s independence standards applicable to members of the Company’s audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

The Company does not maintain a specific diversity policy, but diversity is considered in the Company’s review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.

Procedures for the Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by shareholders. Shareholders may submit the names of qualified candidates for director by writing to the Corporate Secretary, at 34 South 7th Street, Richmond, Indiana 47374. To be timely, the submission of a candidate for director by a shareholder must be received by the Corporate Secretary no later than 180 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of shareholders.

The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee

•	the name and address of the shareholder as he or she appears on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of the Company’s common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and us;

•	a statement detailing any relationship between the candidate and any of the Company’s customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be Conducted at Annual Meeting.”

The committee did not receive any shareholder-recommended nominees for inclusion in this Proxy

Statement.

Shareholder Communications with the Board

Any of the Company’s shareholders who want to communicate with the Board of Directors or with any individual director can write to the Company’s Corporate Secretary, at 34 South 7th Street, Richmond, Indiana 47374. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example, where it is a request for information about us or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not previously forwarded and make those communications available to the directors.

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. This Code is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. There were no amendments made to or waivers from the Company’s Code of Ethics in 2015. A copy of the Company’s Code of Ethics is posted on the Company’s website, www.westendbank.com.

Attendance at Annual Meetings of Shareholders

The Company does not have a policy regarding director attendance at Annual Meetings of Shareholders, although directors are requested to attend these meetings absent unavoidable conflicts. All of our directors are expected to attend our 2017 Annual Meeting of Shareholders and all of our directors at the time of the 2016 annual meeting attended our 2016 annual meeting of shareholders.

Compensation Committee

The members of the Compensation Committee are Michael J. Allen (Chairman), Gregory C. Janzow, Craig C. Kinyon, and John P. McBride each of whom is considered “independent” pursuant to the Company’s definition of independence. The committee is responsible for reviewing all compensation matters related to the Company’s employees. The Compensation Committee operates under a written charter which is available at the Company’s website, www.westendbank.com. The Compensation Committee met six times during 2016.

Pursuant to the Compensation Committee Charter, the Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives. The Company’s President and Chief Executive Officer provides recommendations to the Compensation Committee on matters of compensation philosophy, plan design and the general guidelines for employee compensation. However, the Chief Executive Officer does not vote on and was not present for any discussion of his own compensation. These recommendations are then considered by the Compensation Committee. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives and other perquisites. In addition to reviewing competitive market values, the committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

Audit Committee

The Company’s Audit Committee consists of Craig C. Kinyon (Chairman), Shaun T. Dingwerth, Gregory C. Janzow, John P. McBride, and Jennifer L. North each of whom is “independent” pursuant to the Company’s definition of independence and SEC Rule 10A-3. The Board of Directors of West End Indiana Bancshares, Inc. has designated director Craig C. Kinyon as an “Audit Committee Financial Expert” for the Audit Committee, as that term is defined by the rules and regulations of the Securities and Exchange Commission.

The Audit Committee reviews the contents of and conclusions in audit reports prepared by the Company’s independent registered public accounting firm, reviews and approves the annual engagement of the Company’s independent registered public accounting firm, the Company’s audit and compliance related policies, and reviews with management and the Company’s independent registered public accounting firm, the Company’s financial statements and internal controls. The Board of Directors has adopted a written charter for the Audit Committee, which is posted on the Company’s website at www.westendbank.com. The Audit Committee met seven times during 2016.

Audit Committee Report

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2016;

•	Discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Statement No. 1301, Communications with Audit Committees, as amended in Rule 3200T; and

•	Received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee:

Craig C. Kinyon

Shaun T. Dingwerth

Gregory C. Janzow

John P. McBride

Jennifer L. North

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. The Company’s executive officers and directors and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Company’s common stock. SEC rules require disclosure in the Company’s Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis. Based on the Company’s review of ownership reports and management questionnaires, the Company believes that none of the Company’s executive officers or directors failed to file these reports on a timely basis for 2016.

Executive Officer Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to or earned by the Company’s President and Chief Executive Officer, Timothy R. Frame and the Company’s two other most highly compensated executive officers for the fiscal years ended December 31, 2016 and 2015. Each individual listed in the table below is referred to as a named executive officer.

			Non-Equity Incentive Plan	All other
		Salary	Compensation	Compensation(1)	Total
Name and principal position	Year	($)	($)	($)	($)

Timothy R. Frame	2016	173,400	91,200	29,538	294,138
President and Chief Executive Officer	2015	170,000	95,625	28,788	294,413

Shelley D. Miller	2016	117,300	65,550	29,289	212,139
Executive Vice President and Chief Financial Officer	2015	115,000	68,475	24,287	207,762

Robin D. Henry	2016	102,000	57,000	22,152	181,152
Executive Vice President and Chief Human Resource Officer	2015	100,000	60,000	16,508	176,508

(1)	For 2016, the amounts in this column reflect what West End Bank, S.B. paid for, or reimbursed, the applicable named executive officer as set forth in the following table:

		Health Insurance	Dividends on Restricted	Employer Contributions	ESOP	Country
		Premiums(a)	Stock(b)	to 401(k) Plan	Contributions	Club Dues	Total
Name	Year	($)	($)	($)	($)	($)	($)

Timothy R. Frame	2016	—	892	5,221	16,660	6,765	29,538
Shelley D. Miller	2016	790	892	8,932	14,450	4,225	29,289
Robin D. Henry	2016	—	892	4,904	12,852	3,504	22,152

(a)	Represents the amount of the employer contribution for health insurance premiums in excess of the employer contribution made to non-executive employees.
(b)	Represents dividends paid on non-vested restricted stock awards.

Benefit Plans and Agreements

Employment Agreements. West End Bank, S.B. has entered into employment agreements with each of Mr. Frame and Mses. Miller and Henry, which were effective as of the date of the Bank’s mutual to stock conversion in January 2012. Each agreement has substantially similar terms and has an initial term of three years. Commencing on the first anniversary of the agreements and on each subsequent anniversary thereafter, the agreements will be renewed for an additional year so that the remaining term will be three years, unless a notice is provided to the executive that the agreement will not renew. The current base salaries for Mr. Frame, and Mses. Miller and Henry are $178,600, $120,800, and $105,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in incentive programs and other fringe benefit plans applicable to executive employees. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (i) failure to elect or reelect or to appoint or reappoint the executive to the executive position, (ii) a material change in the nature or scope of the executive’s authority resulting in a reduction of the responsibility, scope, or importance of executive’s position, (iii) relocation of executive’s office by more than 20 miles, (iv) a material reduction in the base salary or benefits paid to the executive unless such reduction is employer -wide, or (v) a material breach of the employment agreement by West End Bank, S.B., then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years. In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under West End Bank, S.B.’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement.

In the event of a change in control of West End Bank, S.B. or West End Indiana Bancshares, Inc., followed by executive’s involuntary termination or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to termination of employment, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under West End Bank, S.B.’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under each employment agreement, if an executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long- term disability plans maintained by West End Bank, S.B., plus, if the amounts paid under such disability programs are less than the executive’s base salary, West End Bank, S.B. shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for the longer of one year or the remaining term of the employment agreement following the termination of employment due to disability. West End Bank, S.B. will also provide the executive with continued life insurance and non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to employment with West End Bank, S.B., (ii) the executive’s full-time employment with another employer, (iii) the expiration of the remaining term of the employment agreement, or (iv) death.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on his ability to compete, or to solicit business or employees of West End Bank, S.B. and West End Indiana Bancshares, Inc. for a period of one year following termination of employment.

Salary Continuation Agreements. On July 1, 2016, West End Bank, S.B. entered into salary continuation agreements with each of Timothy R. Frame, Shelley D. Miller and Robin D. Henry. Under the salary continuation agreements, the executive is entitled to a normal retirement benefit upon termination of employment on or after attaining age 67. The normal retirement benefit is an annual benefit equal to $50,000 for Mr. Frame, $40,000 for Ms. Miller and $30,000 for Ms. Henry, in each case payable in 12 equal monthly installments for 15 years.

In the event the executive terminates employment prior to normal retirement age, including for reasons of disability or death, the executive will be entitled to a lump sum payment in an amount equal to his or her accrued benefit, with such amount payable in the first month following termination of employment. In the event of a change in control followed by the executive’s termination of employment prior to age 67, the executive will be entitled to the present value of the normal retirement benefit payable in a lump sum in the first month following termination of employment.

Incentive Compensation. West End Bank, S.B. pays incentive compensation to certain officers, including Mr. Frame, Mses. Miller and Henry, upon the satisfaction of certain corporate level performance goals. Each officer is assigned one or more performance goals and each goal is assigned a relative weight compared to the other goals attributable to each officer, with the aggregate weight of that officer’s goals totaling 100%. The incentive compensation program pays incentive compensation based on the level of achievement of each of the targeted performance goals. Achievement of a goal at one of the target levels entitles the executive to a bonus based on the level achieved multiplied by the relative weight assigned to such goal times a specified percentage of the executive’s base salary. The incentive award opportunities range from 20% to 60% of base salary. Incentive compensation is based on the achievement of certain levels of net income, meeting strategic objectives including budgetary accuracy, obtaining certain levels of loan and deposit growth, fee income, asset quality and implementation of technological advancements.

For the year ended December 31, 2016, generally, no incentive compensation would be paid if the Bank’s net income did not exceed prior year’s results. If net income equaled or exceeded $2,308,000 set forth below is a table that indicates the incentive compensation that would be paid on the achievement of all performance goals by each named executive officer at the level set forth in the table.

Named Executive Officer	Minimum	Target	Maximum
Timothy R. Frame	$34,700	$85,000	$96,000
Shelley D. Miller	$23,500	$57,600	$69,000
Robin D. Henry	$20,400	$50,000	$60,000

Based on actual achievement for the year ended December 31, 2016, Mr. Frame, Ms. Miller and Ms. Henry received cash bonuses in the amounts of $91,200, $65,550 and $57,000, respectively.

401(k) Plan. West End Bank, S.B. participates in the Pentegra Defined Contribution Plan for Financial Institutions, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). Employees who have completed at least 1,000 hours of employment in a twelve consecutive month period and attained the age of 21 will be eligible to participate in the 401(k) Plan.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 50% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2017, the salary deferral contribution limit is $18,000 provided, however, that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan. West End will make a Safe Harbor matching contribution of 100% up to the first 3% of wages and 50% up to the next 2%, not to exceed 5% of total wages. Participants who contribute up to 5% of wages receive an equivalent 4% in matching contributions. A participant is always 100% vested in his or her salary deferral contributions and a participant will become 100% vested in employer discretionary contributions, if any, after completing three years of service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of a participant’s termination of employment with West End Bank, S.B. Upon termination, the employee may leave his account with the 401(k) Plan.

Defined Benefit Pension Plan. West End Bank, S.B. participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multi-employer pension plan (the “Pension Plan”). The Pension Plan was “frozen” so that, as of July 1, 2012 (the “Freeze Date”), no new participants will be added to the plan and the accrual of benefits to active participants at that date was suspended. It is expected that this change will result in significant savings to employee benefit expense.

During the year ended December 31, 2016, West End Bank, S.B. recognized $90,000 as a pension expense.

Employee Stock Ownership Plan. In connection with the conversion, West End Bank, S.B. adopted an employee stock ownership plan for eligible employees. Eligible employees who have attained age 21 and completed one year of service will begin participation in the employee stock ownership plan on the later of the effective date of the conversion or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 112,080 shares of West End Indiana Bancshares, Inc. common stock, which equals 8% of the total number of shares issued in the offering (including shares issued to the charitable foundation). The employee stock ownership plan funded its stock purchase with a loan from West End Indiana Bancshares, Inc. equal to the aggregate purchase price of the common stock which was $1,120,000. The loan will be repaid principally through West End Bank, S.B.’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become 100% vested in his or her account balance after completing three years of service. Participants who were employed by West End Bank, S.B. immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, West End Bank, S.B. will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in West End Indiana Bancshares, Inc.’s earnings.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to our outstanding equity awards as of December 31, 2016 for our named executive officers. All equity awards noted in this table were granted pursuant to the Company’s 2013 Equity Incentive Plan.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares or Units	of Shares or
	Unexercised	Unexercised			of Stock That	Units of Stock
	Options	Options	Option	Option	Have Not	That Have
	(#)	(#)	Exercise Price	Expiration	Vested	Not Vested
Name	Exercisable	Unexercisable(1)	($)	Date	(#)(2)	($)(3)
Timothy R. Frame	9,480	6,320	18.75	6/19/2023	2,972	101,048
Shelley D. Miller	9,300	6,200	18.75	6/19/2023	2,972	101,048
Robin D. Henry	9,000	6,000	18.75	6/19/2023	2,972	101,048

(1)	Stock options vest at the rate of 20% per year commencing June 19, 2014, one year from the date of grant, and continuing on each anniversary thereafter through June 19, 2018.
(2)	Restricted stock vests at the rate of 20% per year commencing June 19, 2014, one year from the date of grant, and continuing on each anniversary thereafter through June 19, 2018.
(3)	Reflects the closing market price of the stock on December 31, 2016 ($34.00) multiplied by the number of shares of restricted stock held by the named executive officer on such date.

Stock Benefit Plan

2013 Equity Incentive Plan. In May 2013, the Company’s stockholders approved the West End Indiana Bankshares, Inc. 2013 Equity Incentive Plan (the “Equity Incentive Plan”), which provides officers, employees, and directors of West End Indiana Bankshares, Inc. and West End Bank, S.B. with additional incentives to promote the Company’s growth and performance. Most of the companies that the Company competes with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. By approving the Equity Incentive Plan, the Company’s stockholders have given the Company flexibility needed to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of the Company’s common stock.

The Equity Incentive Plan authorizes the issuance or delivery of up to 472,132 shares of West End Indiana Bankshares, Inc. common stock pursuant to grants of restricted stock awards, incentive stock options, and non- qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 337,237 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards is 134,895.

The Equity Incentive Plan is administered by Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan. The Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the Equity Incentive Plan; and interpret the Equity Incentive Plan. The Equity Incentive Plan also permits the Committee to delegate all or any portion of its responsibilities and powers.

The Company’s employees and outside directors are eligible to receive awards under the Equity Incent ive Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and non-qualified stock options. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Committee. Stock awards under the Equity Incentive Plan will be granted only in whole shares of common stock. All restricted stock and stock option grants will be subject to conditions established by the Committee that are set forth in the award agreement.

The Committee approved awards under the Equity Incentive Plan on June 19, 2013. All stock options and restricted stock awards are subject to time-based vesting and vest over a five-year period, with 20% of the awards vesting each year.

Director Compensation

The following table sets forth for the year ended December 31, 2016 certain information as to the total remuneration we paid to our directors. Mr. Frame does not receive any additional compensation for his service as a director.

Name	Fees paid in cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation (1)($)	Total ($)
John P. McBride	20,471	59,800	—	62,447	142,718
Michael J. Allen	18,278	16,100	—	6,492	40,870
Craig C. Kinyon	18,278	16,100	—	593	34,971
Gregory C. Janzow	18,278	6,900	—	257	25,435
Shaun T. Dingwerth (2)	4,615	—	—	—	4,615
Jennifer L. North (2)	4,615	—	—	—	4,615

(1)	This amount represents Company contributions to Mr. McBride’s director supplemental executive plan in the amount of $37,750, a tax gross-up payment in the amount of $23,137 and dividends paid on non-vested restricted stock awards in the amount of $1,560. For Mr. Allen, the amount shown represents contributions to his retirement plan in the amount of $4,465, a tax gross-up payment of $1,607 and dividends paid in non-vested restricted stock awards om the amount of $420. In addition, the amounts include dividends paid on non-vested restricted stock awards in the amount of $420 for Mr. Kinyon and $180 for Mr. Janzow.

(2)	Mr. Dingwerth and Ms. North began serving as a directors in October 2016.

Director Fees

Except for Mr. Frame who does not receive any additional compensation for his service as a director, each individual who serves as a director of West End Bank, S.B. receives a monthly meeting fee of $1,584 and the Chairman receives a monthly meeting fee of $1,775.

Each person who serves as a director of West End Indiana Bancshares, Inc. also serves as a director of West End Bank, S.B. and earns director fees only in his or her capacity as a board member of West End Bank, S.B.

Supplemental Executive Retirement Plan for Mr. McBride.

West End Bank maintains a supplemental executive retirement plan for Mr. McBride. For 2016, the Company made a final contribution to the plan in the amount of $37,750. Pursuant to the terms of the plan, distributions to Mr. McBride commenced in May 2016, and the amount of the monthly payment is $1,204.

Director Retirement Plan for Mr. Allen

West End Bank, S.B. maintains a director retirement plan for Mr. Allen. The plan provides that Mr. Allen will receive a supplemental retirement income benefit following retirement at or after age 72. This benefit is payable in monthly installments over a 10-year period. In the event a director dies after attaining the age of 72, but prior to the commencement or completion of his benefit payments, the Bank will pay the director’s beneficiary the benefits which were due to the director. For 2016, the Company made a final contribution to the plan in the amount of $4,465. Pursuant to the terms of the plan, distributions to Mr. Allen commenced in January 2017, and the amount of the monthly payment is $2,143.

Transactions With Certain Related Persons

In the ordinary course of business, the Bank makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to other borrowers not related to the Bank. Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to the Company’s executive officers and directors, but it contains a specific exemption from such prohibition for loans made by a federally insured bank, such as the Bank to the Company’s executive officers and directors in compliance with federal banking regulations. At December 31, 2016, all of the Bank’s loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

PROPOSAL II – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board of Directors has approved the engagement of BKD, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017. Auditors are not deemed independent unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee which sets forth each specific service to be performed by the auditor.

At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of BKD, LLP for the year ending December 31, 2017. A representative of BKD, LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Audit Fees. The aggregate fees billed for professional services rendered by BKD, LLP for the audit of the Company’s annual financial statements and for the review of the Company’s Forms 10-Q and 10-K were $102,590 and $91,431 for 2016 and 2015, respectively.

Audit-Related Fees. There were no aggregate fees billed for professional services rendered by BKD, LLP that were reasonably related to the performance of the audits described above for 2016 and 2015.

Tax Fees. The aggregate fees billed for professional services by BKD, LLP for tax services were $10,565 and $11,930 for 2016 and 2015, respectively.

All Other Fees. There were no fees billed for professional services rendered for the Company by BKD, LLP for service other than those listed above for the years 2016 and 2015, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre- approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre- approved 100% of the tax fees and the other non-audit fees described above during 2016 and 2015.

The Audit Committee has considered whether the provision of non-audit services by BKD, LLP, relating primarily to tax services, is compatible with maintaining the independence of BKD, LLP. The Audit Committee concluded that performing such services would not affect the independence of BKD, LLP in performing its function as auditor of the Company.

In order to ratify the selection of BKD, LLP as the independent registered public accounting firm for 2017, the proposal must receive a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote “FOR” the ratification of BKD, LLP as independent registered public accounting firm for 2017.

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Chief Executive Officer and our two other most highly compensated executive officers (“named executive officers”) is described in “PROPOSAL 1 – Election of Directors – Executive Officer Compensation.” Shareholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our named executive officers.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the recently adopted changes to Section 14A of the Securities Exchange Act of 1934, we are providing the Company’s shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “PROPOSAL 1 – Election of Directors – Executive Officer Compensation” in this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the 2017 Annual Meeting:

“RESOLVED, that the shareholders of West End Indiana Bancshares, Inc. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the “PROPOSAL 1 – Election of Directors – Executive Officer Compensation” section set forth in the Proxy Statement for this Annual Meeting.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Company and the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this matter.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

The Board of Directors unanimously recommends that you vote “for” the resolution set forth in

Proposal III. Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for the Company’s 2018 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive office, 34 South 7th Street, Richmond, Indiana, no later than December 20, 2017. If the date of the 2018 Annual Meeting of Shareholders is changed by more than 30 days, any shareholder proposal must be received at a reasonable time before the Company prints or mails proxy materials for such meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any Shareholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s articles of incorporation and Bylaws and Maryland corporation law.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

The Company’s Bylaws generally provides that any shareholder desiring to make a proposal for new business at an annual meeting of shareholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 80 days nor more than 90 days prior to any such annual meeting; provided, however, that if less than 90 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, such written notice shall be delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company not later than the tenth day following the day on which notice of the meeting was mailed to shareholders or such public disclosure was made. The notice must include the shareholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in the proxy statement and proxy relating to an annual meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

The 2018 annual meeting of shareholders is expected to be held on May 16, 2018. For the 2018 annual meeting of shareholders, the notice would have to be received between February 15, 2018 and February 25, 2018.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

MISCELLANEOUS

The Company will bear the cost of solicitation of proxies and the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, the Company’s directors, officers and regular employees may solicit proxies personally, by telephone or by other forms of communication without additional compensation. We have retained Georgeson, Inc. to assist us in soliciting proxies, and have agreed to pay Georgeson, Inc. a fee of $3,500 plus reasonable expenses for these services.

The Company’s proxy statement, Annual Report to Shareholders and proxy card are available on www.westendbank.com.

THE COMPANY’S 2016 ANNUAL REPORT TO SHAREHOLDERS IS BEING FURNISHED TO SHAREHOLDERS. COPIES OF ALL OF THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT 34 SOUTH 7TH STREET, RICHMOND, INDIANA 47374, ATTENTION: CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

Shelley D. Miller
Corporate Secretary

Richmond, Indiana

April 19, 2017

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 17, 2017. Vote by Internet • Go to www.investorvote.com/WEIN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote “FOR” each of Proposals 1, 2 and 3. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 - Craig Kinyon 02 - Jennifer North 03 - Shaun Dingwerth 2. The ratification of the appointment of BKD, LLP as The Company’s independent registered public Accounting firm for the year ending December 31, 2017. For Against Abstain 3. To consider an act upon a non-binding advisory resolution regarding the compensation of the Company’s named executive officers. For Against Abstain B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 P C F + 02KU0B

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — WEST END INDIANA BANCSHARES, INC. ANNUAL MEETING OF SHAREHOLDERS May 17, 2017 10:00 a.m., local time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of West End Indiana Bancshares, Inc. (the “Company”) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the main office of West End Bank, S.B., located as 34 South 7th Street, Richmond, Indiana 47374 at 10:00 a.m., local time on Wednesday, May 17, 2017. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows: The Board of Directors recommend a vote “FOR” each of Proposals 1, 2 and 3. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2, AND 3. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and proxy statement, both dated April 19, 2017 and audited financial statements. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS VOTING INSTRUCTION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (CONTINUED AND TO BE SIGNED ON REVERSE)